UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 14, 2004

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (413) 243-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On December 14, 2004, Wave Systems Corp. (“Wave”) received a purchase order from the United States Military Academy’s Information Technology Operations Center (“USMA”) for Wave to provide information technology products associated with the academy’s Secure Content Dissemination and Data Retrieval Computer system project.  The order provides that Wave will supply USMA with the labor and materials necessary to define, develop, test and evaluate the solution necessary for the secure, confidential and controlled access to electronic forms.  Wave will also provide training.

Pursuant to the order, Wave will receive approximately $80,000 within thirty days.

On December 16, 2004, the Company issued a press release announcing the order.  A copy of this press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit 99.1	Press Release of Wave, dated December 16, 2004, announcing the order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WAVE SYSTEMS CORP.

By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer

Dated:  December 20, 2004

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Wave, dated December 16, 2004, announcing the order.